Exhibit 10.2

THIRD AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

This Third Amendment to Amended, Restated and Consolidated Credit Agreement (“Third Amendment”) is made and entered into as of August 6, 2025, by and among:

●	BENJAMIN MARCUS HOMES, L.L.C., a Pennsylvania limited liability company (“BMH”),

●	INVESTOR’S MARK ACQUISITIONS, LLC, a Delaware limited liability company (“IMA”),

●	339 JUSTABOUT LAND CO., LLC, a Pennsylvania limited liability company (“JUSTABOUT”) (each a “Borrower Party” and collectively, the “Borrower Parties”),and

●	SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (“Lender”).

RECITALS

WHEREAS, the parties entered into that certain Amended, Restated and Consolidated Credit Agreement dated January 27, 2022, as amended by the First Amendment dated April 12, 2022, and the Second Amendment dated March 3, 2023 (collectively, the “Credit Agreement”);

WHEREAS, the Borrower Parties executed a certain Amended, Restated and Consolidated Revolving Demand Note dated January 27, 2022, in the maximum principal amount of $8,500,000.00 (the “Note”);

WHEREAS, Borrower Parties have requested an increase in the loan commitment to facilitate the repurchase of 339 Justabout Land Co., LLC, fund future development, and establish an interest escrow account;

WHEREAS, the Lender is willing to make such modifications under the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Defined Terms

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Modifications

(a) The maximum principal amount of the Note and the total loan commitment under the Credit Agreement is hereby increased to $13,450,000.00.

(b) This increase includes the following components:

●	Existing commitment of $1,950,000.00;

●	Repurchase of 339 Justabout Land Co., LLC for an estimated amount of $10,366,868.76;

●	Initial Interest Escrow deposit of $1,000,000.00;

●	Additional funding for development costs.

(c) Interest Rate. The unpaid principal balance of this Note shall bear interest as follows:

(a) Existing Balance: The portion of the principal balance attributable to advances made prior to the date of this Note (i.e., up to $1,950,000.00) shall continue to accrue interest at the rate set forth in the original Amended, Restated and Consolidated Revolving Demand Note dated January 27, 2022, as previously amended — specifically, Cost of Funds (COF) plus 7.0% per annum, computed on the basis of the actual number of days elapsed over a 365-day year.

(b) New Advances: All new advances made on or after the date of this Note — including those related to the repurchase of 339 Justabout Land Co., LLC and the development of the Tuscany and Newcastle projects — shall accrue interest at a variable rate equal to COF (Cost of Funds) plus 5.5% per annum, also computed on the basis of the actual number of days elapsed over a 365-day year.

1.	Lender shall track and apply interest calculations separately with respect to each category of indebtedness.

(d) Interest Escrow Account: In addition to the $1,000,000.00 initially deposited at closing, 15% of the gross proceeds from each lot sale shall be automatically deposited into the escrow to fund future interest payments. The interest escrow shall apply solely to the new loan funds related to the repurchase of 339 Justabout Land Co., LLC and the development of the Tuscany/Newcastle lots. BMH shall remain responsible for making monthly interest payments on the pre-existing $1,950,000.00 loan balance, as such portion is not covered by the interest escrow account. Lender shall not be obligated to apply escrowed funds to interest accrued on any portion of the loan other than the newly advanced funds.

(e) Additional Collateral Confirmation: The Borrower Parties and Lender hereby acknowledge that the real property listed in Schedule A attached hereto continues to serve as collateral for the Loan by virtue of an existing unreleased Pennsylvania Open-End Mortgage previously granted to Lender. No further action is necessary to affirm the validity of said collateral. The Borrower Parties agree not to seek release of any such lots unless and until Lender receives the applicable payoff amounts.

3. Miscellaneous

Except as modified by this Third Amendment, the Credit Agreement and all related documents remain in full force and effect.

This Third Amendment may be executed in counterparts and delivered electronically. Each counterpart shall be deemed an original and all counterparts together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

BORROWER PARTIES:

BENJAMIN MARCUS HOMES, L.L.C.

By:	/s/ Mark L. Hoskins
By:	Mark L. Hoskins
Name:	Mark L. Hoskins
Title:	Member

INVESTOR’S MARK ACQUISITIONS, LLC

By:	/s/ Mark L. Hoskins
By:	Mark L. Hoskins
Name:	Mark L. Hoskins
Title:	Member

339 JUSTABOUT LAND CO., LLC

By:	/s/ Mark L. Hoskins
By:	Mark L. Hoskins
Name:	Mark L. Hoskins
Title:	Member

LENDER:

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Executive Officer

GUARANTORS:

/s/ Mark L. Hoskins
Mark L. Hoskins

/s/ Barrett Hoskin
Barrett Hoskins

Schedule A: Collateral Lots

Lot	Address	Payoff	Home Sales Price	1% of Sales Price	McMurray Nursery Adder	Total Payoff
102	102 Victor St.	340,000	1,659,900	16,599		356,599
105	108 Victor St.	375,000	1,650,000	16,500	4,995	391,500
107	304 Walker Trace	475,000	2,365,000	23,650		498,650
112	301 Walker Trace	400,000	1,659,900	16,599	4,995	416,599
113	115 Victor St.	375,000	1,659,900	16,599	4,995	391,599
115	111 Victor St.	375,000	1,659,900	16,599		391,599
118	103 Victor St.	350,000	1,659,900	16,599	4,995	366,599
119	101 Victor St.	275,000	1,659,900	16,599	4,995	291,599
201	417 Justabout Rd.	475,000	3,000,000	30,000		505,000
202	415 Justabout Rd.	450,000	3,000,000	30,000		480,000
203	413 Justabout Rd.	475,000	3,000,000	30,000		505,000
205	210 Loganbridge Dr.	375,000	1,659,900	16,599	4,995	391,599
206	212 Loganbridge Dr.	385,000	1,659,900	16,599	4,995	401,599
207	214 Loganbridge Dr.	405,000	1,659,900	16,599	4,995	421,599
208	216 Loganbridge Dr.	385,000	1,659,900	16,599	4,995	401,599
210	220 Loganbridge Dr.	350,000	1,659,900	16,599		366,599
213	211 Loganbridge Dr.	386,516	1,659,900	16,599		403,115
214	209 Loganbridge Dr.	361,516	1,659,900	16,599		378,115
217	203 Loganbridge Dr.	325,000	1,659,900	16,599		341,599
218	201 Loganbridge Dr.	275,000	1,659,900	16,599		291,599
219	385 Justabout Rd.	450,000	3,000,000	30,000	4,995	480,000

AND the Newcastle Undeveloped Property further described as:

ALL THAT CERTAIN lot or parcel of land situate in the Township of Peters, County of Washington, Commonwealth of Pennsylvania, being Parcel B of a Plan entitled “Tuscany Plan of Lots - Lot 13 Subdivision” as recorded in Instrument number 202300382 and further based on a field survey prepared Keystone Surveying and Mapping, Inc. dated 11/21/2022 and being more particularly described as follows:

BEGINNING at a point on the southerly line of SR-1019 (Justabout Road), a 33’ right-of-way, the northeasterly corner of a tract of land now or formerly conveyed to Michael P. & Terry G. McGonigal, by deed, recorded in Deed Book Volume 2831 page 154; thence,

Along said SR-1019 (Justabout Road), the following five (5) courses:

1. South 85°20’01” East, a distance of 3.80 feet to a point; thence,

2. South 83°46’53” East, a distance of 190.79 feet to a point; thence,

3. South 82°24’54” East, a distance of 223.84 feet to a point; thence,

4. South 79°32’18” East, a distance of 462.47 feet to a point; thence,

5. Along a curve to the left, having a radius of 620.00 feet, an arc length of 147.83 feet, subtended by a chord which bears, South 86°22’08” East, a chord distance of 147.48 feet to a set iron pin & cap at the northwesterly line of a tract of land now or formerly conveyed to Charles Ronald Weiland, by deed, recorded in Deed Book Volume 1361 page 542; thence,

Leaving said SR-1019 (Justabout Road), along the westerly line of said Weiland’s tract and others, South 00°06’56” East, passing over a found axle at a distance of 208.11 feet, a total distance of 663.21 feet to a set iron pin & cap at the southeasterly corner of a tract of land now or formerly conveyed to Patricia L. & Keith A. Korintus, by deed, recorded in Deed Book Volume 2458 page 391; thence,

Along the southerly line of said Korintus’ tract, South 80°02’28” East, passing over a set iron pin & cap at a distance of 267.20 feet, a total distance of 277.20 feet to a point in Sienna Trail, a 33’ right-of-way; thence,

Thence through Sienna Trail, South 07°00’16” West, a distance of 116.67 feet to found 5/8” iron pin & cap at the northeasterly corner of a tract of land now or formerly conveyed to Bruce Harrison Jr, by deed, recorded in Deed Book Volume 1090 page 284; thence,

Leaving said Sienna Trail, along the northerly line of said Harrison’s tract, the following two (2) courses:

1. South 62°15’53” West, a distance of 234.30 feet to a found 5/8” iron pin & cap; thence,

2. South 50°18’11” West, passing over a found 5/8” iron pin & cap at a distance of 375.94 feet, a total distance of 508.08 feet to a set iron pin & cap on the easterly line of a tract of land now or formerly conveyed to Joel C. & Kathy J. Ross, by deed, recorded in Instrument number 201905492; thence,

Leaving said Harrison’s tract, along said easterly line of Ross’ tract and along the easterly line of said McGonigal’s tract, North 27°51’32” West, a distance of 1492.05 feet to a found bolt; thence,

Continuing along said easterly line of McGonigal’s tract, North 12°00’00” East, passing over a found concrete monument with iron pin at a distance of 83.74 feet, a total distance of 87.13 feet to the first mentioned point and the PLACE OF BEGINNING.

Encompassing 21.333 acres of land, more or less, and subject to easements, right of ways, covenants, and restrictions of record. North and bearing system is based on Pennsylvania State Plane Coordinate System NAD83.